UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
January 28, 2020
(Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd. Brisbane, California 94005
(Address of principal executive offices)
(415) 657-5500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 31, 2020, Cutera, Inc. (the “Company”) filed a lawsuit in Federal District Court in California against Lutronic Aesthetics, Inc. and any involved corporate affiliates (“Lutronic”). The lawsuit claims include misappropriation of trade secrets in violation of the Uniform Trade Secrets Act and the Defend Trade Secrets Act; Racketeer Influenced and Corrupt Organizations Act ("RICO") violations; tortious interference with contractual relations and with prospective economic advantage; unfair competition as defined by the California Business and Professions Code; and aiding and abetting the breach of fiduciary duties and/or duty of loyalty owed by certain former Cutera employees. On January 28, 2020, the Company initiated legal action against certain former employees for multiple claims involving violations of these former employees’ explicit agreements with the Company, as well as violations of duties owed to the Company under California law.

In both of these actions, the Company seeks compensatory damages, equitable relief and punitive damages, as well as fees and costs related to the legal action. Since any legal action is unpredictable, it is difficult to quantify the associated costs, expenses and timeline associated therewith. The Company does not assume any obligation to provide regular updates on the foregoing legal action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

Date: February 3, 2020	/s/ Darren W. Alch
Darren W. Alch
Vice President, General Counsel & Corporate Secretary